Exhibit 99.1

1.	HealthCor Associates, LLC, Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
2.	HealthCor Offshore, Ltd., Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
3.	HealthCor Hybrid Offshore, Ltd., Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
4.	HealthCor Group, LLC, Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
5.	HealthCor Capital, L.P., Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
6.	HealthCor, L.P. Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
7.	HealthCor Offshore Master Fund, L.P., Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
8.	HealthCor Hybrid Offshore Master Fund, L.P., Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
9.	HealthCor Offshore GP, LLC, Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
10.	HealthCor Hybrid Offshore GP, LLC, Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019;
11.	Joseph Healey; Carnegie Hall Tower, 152 West 57th Street, 43rd Floor New York, New York 10019; and
12.	Arthur Cohen, 12 South Main Street, #203, Norwalk, Connecticut 06854.